UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE

ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED:

JULY 16, 2004 (JUNE 30, 2004)

ANALYTICAL SURVEYS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COLORADO	84-0846389
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

11900 CROWNPOINT DRIVE, SAN ANTONIO, TEXAS 78233

(Address of principal executive offices)

(210) 657-1500

(Registrant’s telephone number, including area code)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT: NOT APPLICABLE

Item 5. Other Events and Required FD Disclosure

On July 15, 2004, Analytical Surveys, Inc. (the “Company”) issued a press release announcing that in cooperation with Intergraph Corporation, the Company has been awarded a $2.9 million contract for the final “roll-out” phase for the Puerto Rico Electric Power Authority (PREPA) AIRe project. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release dated July 15, 2004, issued by the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.
(Registrant)

Date: July 16, 2004	/s/ Lori A. Jones
Lori A. Jones
Chief Financial Officer